Exhibit 4.1

FIRST AMENDMENT, dated as of June 17, 2008 (this “Amendment”), to the CREDIT AGREEMENT, dated as of September 19, 2007 (the “Credit Agreement”), among BEST BUY CO., INC., a Minnesota corporation (the “Borrower”), the Subsidiary Guarantors party thereto, the Lenders party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Terms defined in the Credit Agreement shall be used in this Amendment with their defined meanings unless otherwise defined herein.

W I T N E S S E T H :

WHEREAS, the Borrower has requested that the Lenders enter into this Amendment; and

WHEREAS, each of the parties hereto is willing to enter into this Amendment on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

I. AMENDMENTS TO CREDIT AGREEMENT.

Effective as of the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

1.   References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.   Amendment to Section 1.01 — New Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not organized under the laws of the United States of America or any jurisdiction therein.

“Initial Purchase Price” means the initial purchase price paid by the Borrower with respect to its acquisition of 50% of the Equity Interests in UK Distribution Holdings as disclosed in the Borrower’s Exchange Act disclosure documents filed with the Securities and Exchange Commission on Forms 10K, 10Q or 8K (or their equivalents).

“Inventory” means goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investments” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of, or the making of any capital contribution to, any other Person or any agreement to make any such acquisition, (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), and (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liabilities of any other Person (provided that for purposes of Section 7.08, the amount of any such Guarantee or contingent obligation shall equal the then outstanding amount of the Indebtedness or other liabilities subject thereto).

“Receivables” means all rights of the Borrower or any of its Subsidiaries to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified (or, in the case of future rights to payments, are expected to be identified) in the accounting records of the Borrower or such Subsidiary as accounts receivable, as determined in accordance with GAAP.

“Restricted Date” has the meaning set forth in the definition of “Subsidiary”.

“Total Assets” means, as of any date, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the total assets of the Borrower and its Subsidiaries as shown on the consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal quarter or fiscal year of the Borrower most recently ended prior to such date for which financial statements are available, prepared in accordance with GAAP.

“UK Distribution Holdings” means CPW Distribution Holdings Limited (anticipated to be renamed Best Buy Distribution Holdings Limited or such other name to be determined), a limited company incorporated in England and Wales with registered number 06534088.

3. Amendment to Section 1.01—Revised Definition. The definition of “Subsidiary” contained in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, UK Distribution Holdings and its Subsidiaries shall be deemed not to constitute “Subsidiaries” of the Borrower for the purposes of this Agreement and the other Loan Documents; provided that, (a) this sentence shall not apply to the definition of “Total Assets” set forth in Section 1.01 and (b) the Borrower may specify in a written notice to the Administrative Agent (the date thereof, the “Restricted Date”) that UK Distribution Holdings and its Subsidiaries shall thereafter be treated as “Subsidiaries” of the Borrower for the purposes of this Agreement and the other Loan Documents, provided that, (i) immediately before and after the Restricted Date, no Default shall have occurred and be continuing, including, on a pro forma basis, pursuant to the covenants set forth in Section 7.07 (and the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating compliance with such covenants) and (ii) the Borrower may not subsequently specify that UK Distribution Holdings and its Subsidiaries shall no longer be treated as “Subsidiaries” of the Borrower for the purposes of this Agreement and the Loan Documents. If the Restricted Date occurs, UK Distribution Holdings and its Subsidiaries shall be deemed to have incurred on such date any Indebtedness or Liens of UK Distribution Holdings or such Subsidiary existing on such date.”

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4.   Amendment to Article VII. Article VII of the Credit Agreement is hereby amended as follows:

(a)             Amendment to Section 7.01. Section 7.01 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (f) thereof, (ii) re-lettering clause (g) as clause (h) and (iii) inserting the following new clause (g) immediately after clause (f) thereof:

“(g)  Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary; and”

(b)            Amendment to Section 7.05. Clause (ii) of the proviso contained in Section 7.05 of the Credit Agreement is hereby amended by (i) replacing the “and” at the end of sub-clause (x) thereof with “,”, (ii) re-lettering sub-clause (y) as sub-clause (z) and (iii) inserting the following new sub-clause (y) immediately after sub-clause (x) thereof:

“(y) restrictions or conditions imposed by any agreement or instrument relating to Indebtedness permitted by this Agreement, provided that, in the case of this sub-clause (y), (A) except in the case of any such Indebtedness incurred by Foreign Subsidiaries, (1) any such restriction shall not prohibit, restrict or impose conditions on the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon its Inventory or Receivables and (2) the Borrower or any Subsidiary may not create, incur or permit to exist any Lien securing the Indebtedness under such agreement or instrument unless the Indebtedness under this Agreement is equally and ratably secured thereby and (B) in the case of any such Indebtedness incurred by Foreign Subsidiaries, such restrictions or conditions shall apply only to property or assets owned by Foreign Subsidiaries and”

(c)             New Section 7.08. Article VII of the Credit Agreement is hereby amended by adding the following new Section 7.08 immediately at the end thereof:

“SECTION 7.08 Investments in UK Distribution Holdings and its Subsidiaries. Prior to the Restricted Date, the Borrower will not, and will not permit any of its Subsidiaries to, make any Investments in UK Distribution Holdings or its Subsidiaries unless, on the date of any such Investment, after giving effect thereto, the aggregate amount of all such Investments does not exceed the sum of (i) the Initial Purchase Price and (ii) 10% of Total Assets.”

II. MISCELLANEOUS.

1.   Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent, that as of the Amendment Effective Date, (a) no Default or Event of Default has occurred and is continuing and (b) all representations and warranties of the Borrower contained in the Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date).

2.   No Change. Except as expressly provided herein, no term or provision of the Credit Agreement shall be amended, modified or supplemented, and each term and provision of the Credit Agreement shall remain in full force and effect.

3.   Effectiveness. This Amendment shall become effective (the date thereof, the “Amendment Effective Date”) upon receipt by the Administrative Agent of counterparts hereof duly executed by the Borrower, the Subsidiary Guarantors and the Required Lenders.

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4.   Confirmation of Subsidiary Guarantees. Each Subsidiary Guarantor, by its execution of this Amendment, hereby consents to this Amendment and confirms and ratifies that all of its obligations as a Subsidiary Guarantor under the Credit Agreement (including, without limitation, Article III thereof) shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Credit Agreement as amended hereby.

5.   Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6.   Loan Documents. This Amendment is a Loan Document for all purposes of the Credit Agreement.

7.   Governing Law. This amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER

BEST BUY CO., INC.

By:	/s/ Ryan D. Robinson
Name:	Ryan D. Robinson
Title:	Senior Vice President

SUBSIDIARY GUARANTORS

BEST BUY STORES, L.P.
By:	BBC Property Co.,
its General Partner

By	/s/ Ryan D. Robinson
Name: Ryan D. Robinson
Title: Senior Vice President

BBC PROPERTY CO.

By	/s/ Ryan D. Robinson
Name: Ryan D. Robinson
Title: Senior Vice President

BBC INVESTMENT CO.

By	/s/ Ryan D. Robinson
Name: Ryan D. Robinson
Title: Senior Vice President

Signature Page
Best Buy Co., Inc. First Amendment to Credit Agreement

LENDERS

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By	/s/ Barry Bergman
Name: BARRY BERGMAN
Title: MANAGING DIRECTOR

BANK OF AMERICA, N.A.

By	/s/ Thomas Kainamura
Name: Thomas Kainamura
Title: Vice President

HSBC BANK USA, N.A.

By	/s/ Alan Vitulich
Name: Alan Vitulich
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Karen E. Weathers
Name: Karen E. Weathers
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Mark H. Halldorson
Name: Mark H. Halldorson
Title: Vice President

LEHMAN COMMERCIAL PAPER INC.

By	/s/ Craig Malloy
Name: Craig Malloy
Title: Authorized Signatory

Signature Page
Best Buy Co., Inc. First Amendment to Credit Agreement

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By		/s/ Doreen Barr
Name: Doreen Barr
Title: Vice President

By		/s/ Morenikeji Ajayi
Name: Morenikeji Ajayi
Title: Associate

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By

/s/ Thomas Danielson
	Name:	Thomas Danielson
	Title:	Authorized Signatory

William Street Commitment Corporation
(Recourse only to the assets of William Street
Commitment Corporation),

By		/s/ Mark Walton
Name: Mark Walton
Title: Assistant Vice President

FIFTH THIRD BANK

By		/s/ Gary S. Losey
Name: Gary S. Losey
Title: VP

CITIBANK, N.A.

By		/s/ Scott Kates
Name: Scott Kates
Title: Vice President

ROYAL BANK OF CANADA

By		/s/ Dustin Craven
Name: Dustin Craven
Title: Attorney-in-Fact

Signature Page
Best Buy Co., Inc. First Amendment to Credit Agreement

THE BANK OF NOVA SCOTIA

By	/s/ Paula J. Czach
	Name:	Paula J. Czach
	Title:	Director

UBS LOAN FINANCE LLC

By	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

BANK OF CHINA, NEW YORK BRANCH

By	/s/ William W. Smith
	Name:	William W. Smith
	Title:	Deputy General Manager

BRANCH BANKING AND TRUST COMPANY

By	/s/ Roberts A. Bass
	Name:	Roberts A. Bass
	Title:	Senior Vice President

Mega International Commercial Bank Silicon Valley Branch
(Name of Lender)

By:	/s/ Kuang Hua Wei
	Name:	Kuang Hua Wei
	Title:	SVP & General Manager

THE NORTHERN TRUST COMPANY

By	/s/ Anu Agarwal
	Name:	Anu Agarwal
	Title:	Second Vice President

Signature Page
Best Buy Co., Inc. First Amendment to Credit Agreement